EXHIBIT 99.1

SUMMARY OF ZONES, INC BONUS PROGRAM

The bonus program of Zones, Inc. (the “Company”) rewards achievement for financial and individual performance.

Under the bonus program, eligible executive officers have an assigned target bonus level expressed as a percent of fiscal year end annual salary.  Depending on Company financial performance and individual performance, eligible executive officers may earn a bonus up to 100% of their annual salary.  Two components comprise the fundamental design of the bonus program:

•       Financial Performance of the Company.  Participating executive officers are eligible to receive quarterly bonuses based on the Company’s quarterly financial performance.

•       Individual Performance.  Participating executive officers may receive bonuses at the discretion of the Board based on individual performance.

The Board retained the right to change its bonus programs at any time.  The Board’s approval of the terms of the bonus program is not deemed to create an enforceable agreement between the Company and any executive officer.  No rights to any awards exist unless and until the Board authorizes payment of such award under the bonus program.